EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, each of the undersigned hereby agrees to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the ordinary shares, par value EUR 0.0300580119630888 per share of Amer Sports, Inc., and that this Agreement be included as an exhibit to such joint filing. Each of the undersigned acknowledges that each shall be responsible for the timely filing of any statement (including amendments) on Schedule 13D, and for the completeness and accuracy of the information concerning it contained therein, but shall not be responsible for the completeness and accuracy of the information concerning the other persons making such filings, except to the extent that it knows or has reason to believe that such information is inaccurate.

Date: February 15, 2024

BASEBALL INVESTMENT LIMITED

By:

/s/ Neil Gray
Name:	Neil Gray
Title:	Director

BASEBALL INVESTMENT II LIMITED

By:

/s/ Jarladth Travers
Name:	Jarladth Travers
Title:	Director

FOUNTAINVEST CHINA CAPITAL PARTNERS GP3 LTD.

By:

/s/ Brian Lee
Name:	Brian Lee
Title:	Authorized Signatory